EXHIBIT 10.1

QUANTUM CORPORATION

2012 LONG-TERM INCENTIVE PLAN

(September 9, 2014 Amendment and Restatement)

     1. Background and Purposes of the Plan. This amended and restated Plan is effective as of September 9, 2014, subject to approval by an affirmative vote of the holders of a majority of Shares that are present in person or by proxy and entitled to vote at the 2014 Annual Meeting of Stockholders of the Company. The Plan was formerly known as the 1993 Long-Term Incentive Plan.

          The purposes of this Plan are:

  to attract and retain the best available Employees, Directors and Consultants for positions of substantial responsibility,

  to provide incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.

          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

     2. Definitions. As used herein, the following definitions will apply:

          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e) “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant not for consideration and for bona fide estate planning purposes to a trust or other entity approved by the Administrator and for the benefit of the Participant’s family.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Change in Control” means the occurrence of any of the following events:

               (i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company at the time of the acquisition of the additional stock will not be considered a Change in Control; or

               (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

               (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

               For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

               Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

               Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

          (h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          (i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

          (j) “Common Stock” means the common stock of the Company.

          (k) “Company” means Quantum Corporation, a Delaware corporation, or any successor thereto.

          (l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity in a capacity other than as an Employee or Director; provided, however, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 under the Securities Act of 1933, as amended.

          (m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          (n) “Director” means a member of the Board.

          (o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

          (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (r) “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

          (s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

          (t) “Fiscal Year” means the fiscal year of the Company.

          (u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (x) “Option” means a stock option granted pursuant to the Plan.

          (y) “Outside Director” means a Director who is not an Employee or Consultant.

          (z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (aa) “Participant” means the holder of an outstanding Award.

          (bb) “Performance-Based Award” means any Award that is subject to the terms and conditions set forth in Section 10 of the Plan. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

          (cc) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash flow, (b) customer satisfaction, (c) earnings per share, (d) expense control, (e) margin, (f) market share, (g) operating profit, (h) product development and/or quality, (i) profit, (j) return on capital, (k) return on equity, (l) revenue and (m) total shareholder return. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, against financial metrics, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee, in its discretion, will determine whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Committee prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

          (dd) Performance Period” means any Fiscal Year (or period of four (4) consecutive fiscal quarters) or such longer period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

          (ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10 of the Plan.

          (ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 of the Plan.

          (gg) “Period of Restriction” means the period during which Restricted Stock Units, Performance Shares, Performance Units and/or the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator. Notwithstanding any contrary provision of the Plan (but subject to the following sentence), the Period of Restriction for such an Award shall expire in full no earlier than (a) the third (3rd) annual anniversary of the grant date if the vesting period expires solely as the result of continued employment or service, and (b) the first (1st) annual anniversary of the grant date if expiration of the vesting period is conditioned on achievement of performance objectives and does not expire solely as the result of continued employment or service. The preceding minimum vesting periods shall not apply with respect to Awards to Directors, or to an Award if determined by the Administrator (in its discretion): (a) due to death, Disability, Retirement, or major capital change, or (b) with respect to Awards other than Options and SARs covering, in the aggregate, no more than five percent (5%) of the shares reserved for issuance under the Plan.

          (hh) “Plan” means this 2012 Long-Term Incentive Plan.

          (ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

          (jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (mm) “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

          (nn) “Service Provider” means an Employee, Director or Consultant.

          (oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (pp) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.

          (qq) “Subsidiary” means a “subsidiary corporation or company,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

          (a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall equal the sum of (i) 30,500,000 Shares, (ii) any Shares (not to exceed 2,500,000) that remain available to be issued under the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan as of August 14, 2012, (iii) any Shares (not to exceed 5,000,000) that, after August 14, 2012, otherwise would have been returned to the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan on account of the expiration, cancellation, repurchase or forfeiture of awards granted under the Company’s 1993 Long-Term Incentive Plan or Nonemployee Director Equity Incentive Plan, and (iv) any shares (not to exceed 5,000,000 used to pay the exercise price or purchase of an award or to satisfy the tax withholding obligations related to an award granted under the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan on or before August 14, 2012, that otherwise would have been returned to the Company’s 1993 Long-Term Incentive Plan or the Company’s Nonemployee Director Equity Incentive Plan after August 14, 2012. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) of the Plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

          (c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

               (v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

               (iii) to determine the number of Shares to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction, limitation or requirement regarding any Award or the Shares covered thereby (for example, but not by way of limitation, any holding period or ownership requirement), based in each case on such factors as the Administrator (in its discretion) shall determine;

               (vi) to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not implement an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying or facilitating compliance with applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

               (ix) to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

               (x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

               (xii) to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

               (xiii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

               (xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

               (xv) to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

               (xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

     5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Stock Options.

          (a) Limitations.

               (i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

               (ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that, subject to the provisions of Section 13, during any Fiscal Year, the number of Shares covered by Options granted to any one Service Provider will not exceed more than two million five hundred thousand (2,500,000) Shares; provided, however, that in connection with his or her initial service, a Service Provider may be granted Options covering up to an additional two million five hundred thousand (2,500,000) Shares in the Fiscal Year in which his or her service as a Service Provider first commences.

          (b) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c) Option Exercise Price and Consideration.

               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

                    (1) In the case of an Incentive Stock Option

                         (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                         (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                    (2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                    (3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

               (iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

          (d) Exercise of Option.

               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

               An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Award Agreement, this Plan or the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such designation has been permitted by the Administrator and provided a beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If a beneficiary designation has not been permitted by the Administrator or if no beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

     7. Restricted Stock.

          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 13 of the Plan, during any Fiscal Year, the number of Shares of Restricted Stock granted to any one Service Provider will not exceed more than one million (1,000,000) Shares; provided, however, that in connection with his or her initial service, a Service Provider may be granted an additional one million (1,000,000) Shares of Restricted Stock in the Fiscal Year in which his or her service as a Service Provider first commences.

          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

          (c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

               (i) General Restrictions. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

               (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

     8. Restricted Stock Units.

          (a) Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that subject to the provisions of Section 13 of the Plan, during any Fiscal Year, the number of Restricted Stock Units granted to any one Service Provider will not exceed more than one million (1,000,000); provided, however, that in connection with his or her initial service, a Service Provider may be granted an additional one million (1,000,000) Restricted Stock Units in the Fiscal Year in which his or her service as a Service Provider first commences. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

          (b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

               (i) General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

               (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3 of the Plan, again will become available for grant under the Plan.

     9. Stock Appreciation Rights.

          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided that, subject to the provisions of Section 13, during any Fiscal Year, the number of Shares covered by Stock Appreciation Rights granted to any one Service Provider will not exceed more than two million five hundred thousand (2,500,000) Shares; provided, however, that in connection with his or her initial service, a Service Provider may be granted SARs covering up to an additional two million five hundred thousand (2,500,000) Shares in the Fiscal Year in which his or her service as a Service Provider first commences.

          (c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

          (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) of the Plan relating to the maximum term and Section 6(d) of the Plan relating to exercise also will apply to Stock Appreciation Rights.

          (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

     At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     10. Performance Units and Performance Shares.

          (a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, that subject to the provisions of Section 13 of the Plan, during any Fiscal Year, (a) the number of Performance Shares granted to any one Service Provider will not exceed more than one million (1,000,000); provided, however, that in connection with his or her initial service, a Service Provider may be granted an additional one million (1,000,000) Performance Shares in the Fiscal Year in which his or her service as a Service Provider first commences, and (b) no Service Provider will receive Performance Units having an initial value greater than ten million dollars ($10,000,000); provided, however, that in connection with his or her initial service, a Service Provider may be granted additional Performance Units in the Fiscal Year in which his or her service as a Service Provider first commences having an initial value no greater than ten million dollars ($10,000,000).

          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

               (i) General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

               (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares and/or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Performance Shares and/or Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares and/or Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof. No right to receive any ordinary cash dividends will exist with respect to any unvested Shares under the Performance Units/Shares. In the event of any extraordinary cash dividend payable with respect to Shares, the extraordinary cash dividends payable with respect to the unvested Shares under the Performance Units/Shares, if any (as determined in accordance with Section 13 and/or other applicable provisions of the Plan), will be subject to the same restrictions on vesting, transferability and forfeitability as the Shares subject to the Performance Shares/Units with respect to which the dividends are payable.

          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3 of the Plan, again will be available for grant under the Plan.

     11. Leaves of Absence/Transfer Between Locations. If determined by the Administrator (in its discretion and on a case-by-case basis) or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, such that vesting shall cease on the first day of any unpaid leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

     12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

     13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Sections 6(a), 7(a), 8(a), 9(b) and 10(a) of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

          In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction.

          Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-transaction corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

          (d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

     14. Tax.

          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such other amount as will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

          (c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

     15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

     17. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 18 of the Plan.

     18. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     19. Compliance with Applicable Laws. The terms of the Plan are subject to Applicable Laws and shall be interpreted in such a manner as to comply with Applicable Laws.

     20. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award and the Company may not permit the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Awards and/or Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the grant, exercise or vesting of Awards or the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to grant Awards, to allow exercise or vesting of Awards or to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

     22. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

     23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.